UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 18, 2009 (September 15, 2009)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2009, we appointed Kimberly A. Hendricks to the position of Vice President, Corporate Controller and Chief Accounting Officer, effective September 18, 2009.

Ms. Hendricks, age 46, served as Vice President and Corporate Controller of International Flavors and Fragrances Inc. from July 2007 until July 2009, and as Vice President, Finance, of JLG Industries, Inc. from January 2006 through February 2007.  From 1999 to 2006, Ms. Hendricks held various positions with Bristol-Myers Squibb Company, the last being Vice President, Finance from 2003 to 2006.

Ms. Hendricks will receive a grant of 10,000 restricted stock units which will vest in full on the third anniversary of the date of grant.  Consistent with our equity grant policy, the date of this grant will be the third trading day after we issue our third quarter earnings release.  Ms. Hendricks will also participate in our annual cash bonus plan, and receive severance pay in the event we terminate her employment without cause, each at a level commensurate with her position.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

September 18, 2009
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President and Chief
Financial Officer